Exhibit 99.1

FMC Corporation
2929 Walnut Street
Philadelphia, PA 19104
USA
News Release	215.299.6000
fmc.com

For Release: Immediate

Media contact: Nicole Canning +1.215.299.5916
Nicole.Canning@fmc.com
Investor Contact: Zack Zaki +1.215.299.5899
zack.zaki@fmc.com

FMC Corporation delivers strong first quarter results and maintains full-year growth outlook

Strength in global agriculture and focus on pricing more than offset significant cost and FX headwinds

First Quarter 2022 Highlights
•Revenue of $1.35 billion, an increase of 13 percent versus Q1 2021 and up 16 percent organically1
•Consolidated GAAP net income of $212 million, up 16 percent versus Q1 2021
•Adjusted EBITDA of $355 million, up 16 percent versus Q1 2021
•Consolidated GAAP earnings of $1.64 per diluted share, up 17 percent versus Q1 2021
•Adjusted earnings per diluted share of $1.88, up 23 percent versus Q1 2021
Full-Year Outlook2
•Maintains revenue outlook of $5.25 to $5.55 billion, reflecting 7 percent growth at the midpoint versus 2021
•Maintains adjusted EBITDA outlook of $1.32 to $1.48 billion, reflecting 6 percent growth at the midpoint versus 2021
•Updates adjusted earnings per diluted share outlook to $6.70 to $8.00, reflecting 6 percent growth at the midpoint versus 2021, excluding any impact from potential 2022 share repurchases
•Maintains free cash flow outlook of $515 to $735 million
•Continues to expect to repurchase $500 to $600 million of FMC shares in 2022

PHILADELPHIA, May 2, 2022 – FMC Corporation (NYSE:FMC) today reported first quarter 2022 revenue of $1.35 billion, an increase of 13 percent versus first quarter 2021, driven by strong demand and global pricing actions. Excluding a 3 percent headwind from foreign exchange, year-over-year sales grew 16 percent organically. On a GAAP basis, the company reported earnings of $1.64 per diluted share in

Page 2/ FMC Corporation delivers strong first quarter results and maintains full-year growth outlook the first quarter, an increase of 17 percent versus first quarter 2021. First quarter adjusted earnings were $1.88 per diluted share, an increase of 23 percent versus first quarter 2021.

First Quarter Adjusted EPS versus Q1 2021	+35 cents
Adjusted EBITDA	+32 cents
Share count	+5 cents
Interest expense	+2 cents
Taxes	-1 cent
Minority interest	-3 cents

"FMC delivered a strong first quarter driven by robust demand, proactive pricing actions across all regions as well as our responsive supply chain," said Mark Douglas, FMC president and chief executive officer. "Raw material, packaging and logistics availability as well as rising input and labor costs continued to be substantial headwinds, exacerbated by renewed COVID disruptions in China and the war in Ukraine. However, strength in global agriculture and our focus on pricing actions helped FMC more than offset these challenges."
FMC revenue growth was driven by an 8 percent contribution from volume and an 8 percent contribution from price, offset partially by a 3 percent headwind from foreign currencies, especially in EMEA. The strong volume growth was in part due to supply uncertainty in the industry, which resulted in customers placing orders in advance to secure material.
North America had a record quarter with broad-based sales growth of 30 percent versus first quarter 2021. Volume and price gains were robust across several crops including tree fruits, nuts, vines, corn and soy. Canada grew a record-breaking 60 percent year-over-year driven by low channel inventories for insecticides and robust demand for selective herbicides.
Latin America sales grew 31 percent year-over-year in the quarter, driven by robust volume growth in soybean, corn and sugarcane as well as price increases and a 6 percent currency tailwind. The region’s results were also driven by selective herbicide and insecticide growth along with strong pricing actions in Brazil. Additionally, Argentina and the Andean countries saw double-digit growth in the quarter.
In Asia, revenue increased 2 percent year-over-year in the quarter. Growth was driven by price increases and strength in Australia and ASEAN countries offset by reduction in rice acres in India and unfavorable FX of 3 percent for the region in the quarter.
Sales in EMEA grew 11 percent organically versus prior year period and was flat including FX impact from the weakening of the Turkish lira, the euro and other European currencies. Sales growth was primarily driven by strong pricing actions across the region as well as demand for products such as RynaxypyrTM active ingredient for corn and top fruit and herbicides for sunflowers.

Page 3/ FMC Corporation delivers strong first quarter results and maintains full-year growth outlook

Globally, Plant Health continued its growth momentum with biological product line sales growing 15 percent in the quarter compared to previous year.

FMC Revenue	Q1 2022
Total Revenue Change (GAAP)	13%
Less FX Impact	(3%)
Organic[1] Revenue Change (Non-GAAP)	16%
FMC first quarter adjusted EBITDA was $355 million, an increase of 16 percent from the prior-year period. This increase was driven primarily by pricing gains across all regions and volume gains led by Latin America and North America. The favorable price and volume gains more than offset significant cost inflation, as well as currency headwinds.

Full Year 2022 and Second Quarter Outlook2
Despite the volatile supply environment, the company continues to forecast solid growth in revenue and EBITDA and maintains its guidance ranges as a result. FMC’s full-year 2022 revenue is forecasted to be in the range of $5.25 billion to $5.55 billion, representing an increase of 7 percent at the midpoint versus 2021 driven by volume and price growth in all regions partially offset by foreign currency impact, particularly in EMEA. Full-year adjusted EBITDA is expected to be in the range of $1.32 billion to $1.48 billion, representing 6 percent year-over-year growth at the midpoint. Sustained cost inflation, supply disruptions and FX continue to be substantial challenges, with further potential for headwinds from the company’s decision to cease operations and business in Russia. 2022 adjusted earnings per share are now expected to be in the range of $6.70 to $8.00 per diluted share, representing an increase of 6 percent year-over-year at the midpoint. Interest expense is now expected to be $125 million to $145 million due to rising interest rates. Adjusted earnings per share exclude any impact from potential 2022 share repurchases and assumes weighted average diluted shares outstanding (WADSO) of approximately 127 million. Full-year free cash flow is expected to be $515 million to $735 million.

Page 4/ FMC Corporation delivers strong first quarter results and maintains full-year growth outlook

FMC saw customer demand advanced into the first quarter due to concerns about supply availability in the industry. Considering the very strong first quarter, second quarter revenue is expected to be in the range of $1.31 billion to $1.39 billion, which is up 9 percent at the midpoint compared to second quarter 2021. Adjusted EBITDA is forecasted to be in the range of $330 million to $370 million, representing a 1 percent increase at the midpoint. Significant cost inflation and FX are expected to be headwinds in the second quarter. FMC expects adjusted earnings per diluted share to be in the range of $1.70 to $2.00 in the second quarter, which represents a 2 percent increase at the midpoint versus second quarter 2021. Midpoint of Q2 guidance combined with Q1 actual results implies 11 percent increase in first half sales, 8 percent increase in first half EBITDA and 11 percent increase in first half EPS compared to the same period last year.
"Considering our Q1 outperformance combined with Q2 guidance, FMC remains on track to deliver robust first half revenue and EBITDA growth, despite persistent costs and FX headwinds. We expect costs will keep increasing in the second quarter, but will be offset by solid volume growth and pricing actions. FMC continues to meet our customer’s demand despite supply chain and logistics disruptions around the globe, impacts of the war in Ukraine and the challenges of renewed COVID shutdowns in China." said Douglas.

	Full Year 2022 Outlook [2]	Q2 2022 Outlook [2]	First Half Outlook [2]
Revenue	$5.25 to $5.55 billion	$1.31 to $1.39 billion	$2.66 to $2.74 billion
Growth at midpoint vs. 2021	7%	9%	11%
Adjusted EBITDA	$1.32 to $1.48 billion	$330 to $370 million	$685 to $725 million
Growth at midpoint vs. 2021	6%	1%	8%
Adjusted EPS^	$6.70 to $8.00	$1.70 to $2.00	$3.58 to $3.88
Growth at midpoint vs. 2021	6%	2%	11%
^ EPS estimates assume 127 million diluted shares for full year and 127 million diluted shares for Q2. Outlook for EPS and WADSO does not include the impact of any share repurchases that may take place in 2022

Company Decision to Cease Operations and Business in Russia
FMC has discontinued its operations and business in Russia. Early in the war, FMC took substantial measures to reduce its operations and business in Russia. The company suspended new capital investments, marketing, and advertising; discontinued R&D activities; stopped imports of all products; and suspended development of new products and business. However, increasing reports of potential war crimes, human rights abuses and other atrocities cannot be ignored. Our values as a company and the realities of unprecedented sanctions no longer allow FMC to operate and grow our business in Russia.

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Supplemental Information
The company will post supplemental information on the web at https://investors.fmc.com, including its webcast slides for tomorrow’s earnings call, definitions of non-GAAP terms and reconciliations of non-GAAP figures to the nearest available GAAP term.
About FMC
FMC Corporation is a global agricultural sciences company dedicated to helping growers produce food, feed, fiber and fuel for an expanding world population while adapting to a changing environment. FMC’s innovative crop protection solutions – including biologicals, crop nutrition, digital and precision agriculture – enable growers, crop advisers and turf and pest management professionals to address their toughest challenges economically while protecting the environment. With approximately 6,400 employees at more than 100 sites worldwide, FMC is committed to discovering new herbicide, insecticide and fungicide active ingredients, product formulations and pioneering technologies that are consistently better for the planet. Visit fmc.com to learn more and follow us on LinkedIn® and Twitter®.

Always read and follow all label directions, restrictions and precautions for use. Products listed here may not be registered for sale or use in all states, countries or jurisdictions. FMC, the FMC logo, and Rynaxypyr are trademarks of FMC Corporation or an affiliate.
Statement under the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995: FMC and its representatives may from time to time make written or oral statements that are “forward-looking” and provide other than historical information, including statements contained in this press release, in FMC’s other filings with the SEC, and in reports or letters to FMC stockholders.
In some cases, FMC has identified forward-looking statements by such words or phrases as “will likely result,” “is confident that,” “expect,” “expects,” “should,” “could,” “may,” “will continue to,” “believe,” “believes,” “anticipates,” “predicts,” “forecasts,” “estimates,” “projects,” “potential,” “intends” or similar expressions identifying “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including the negative of those words and phrases. Such forward-looking statements are based on management’s current views and assumptions regarding future events, future business conditions and the outlook for the company based on currently available information. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any results, levels of activity, performance or achievements expressed or implied by any forward-looking statement. Currently, one of the most significant factors is the potential adverse effect of the current COVID-19 pandemic on the financial condition, results of operations, cash flows and performance of FMC, which is substantially influenced by the potential adverse effect of the pandemic on FMC’s customers and suppliers and the global economy and financial markets. The extent to which COVID-19 impacts us will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, the actions taken to contain the pandemic or mitigate its impact, and the direct and indirect economic effects of the pandemic and containment measures, among others. Additional factors include, among other things, the risk factors included within FMC’s 2021 Form 10-K

Page 6/ FMC Corporation delivers strong first quarter results and maintains full-year growth outlook filed with the SEC. Moreover, investors are cautioned to interpret many of these factors as being heightened as a result of the ongoing and numerous adverse impacts of the COVID-19 pandemic.
FMC cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Forward-looking statements are qualified in their entirety by the above cautionary statement. FMC undertakes no obligation, and specifically disclaims any duty, to update or revise any forward-looking statements to reflect events or circumstances arising after the date on which they were made, except as otherwise required by law.
This press release contains certain “non-GAAP financial terms” which are defined on our website www.fmc.com/investors. Such terms include adjusted EBITDA, adjusted earnings, free cash flow and organic revenue growth. In addition, we have also provided on our website reconciliations of non-GAAP terms to the most directly comparable GAAP term.

1.Organic revenue growth (non-GAAP) excludes the impact of foreign currency changes.
2.Although we provide forecasts for adjusted earnings per share, adjusted EBITDA and free cash flow (non-GAAP financial measures), we are not able to forecast the most directly comparable measures calculated and presented in accordance with GAAP. Certain elements of the composition of the GAAP amounts are not predictable, making it impractical for us to forecast. Such elements include, but are not limited to, restructuring, acquisition charges, and discontinued operations. As a result, no GAAP outlook is provided.

# # #

FMC CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(Unaudited, in millions, except per share amounts)

	Three Months Ended March 31,
	2022	2021
Revenue	$1,350.8	$1,195.6
Costs of sales and services	778.1	683.2
Gross margin	$572.7	$512.4
Selling, general and administrative expenses	188.5	174.5
Research and development expenses	71.8	74.0
Restructuring and other charges (income)	9.1	3.2
Total costs and expenses	$1,047.5	$934.9
Income from continuing operations before non-operating pension and postretirement charges (income), interest expense, net and income taxes	$303.3	$260.7
Non-operating pension and postretirement charges (income)	4.3	4.8
Interest expense, net	29.9	32.4
Income (loss) from continuing operations before income taxes	$269.1	$223.5
Provision (benefit) for income taxes	42.3	32.2
Income (loss) from continuing operations	$226.8	$191.3
Discontinued operations, net of income taxes	(15.2)	(8.1)
Net income (loss)	$211.6	$183.2
Less: Net income (loss) attributable to noncontrolling interests	4.2	0.6
Net income (loss) attributable to FMC stockholders	$207.4	$182.6
Amounts attributable to FMC stockholders:
Income (loss) from continuing operations	$222.6	$190.7
Discontinued operations, net of tax	(15.2)	(8.1)
Net income (loss)	$207.4	$182.6
Basic earnings (loss) per common share attributable to FMC stockholders:
Continuing operations	$1.77	$1.47
Discontinued operations	(0.12)	(0.06)
Basic earnings per common share	$1.65	$1.41
Average number of shares outstanding used in basic earnings per share computations	126.1	129.5
Diluted earnings (loss) per common share attributable to FMC stockholders:
Continuing operations	$1.76	$1.46
Discontinued operations	(0.12)	(0.06)
Diluted earnings per common share	$1.64	$1.40
Average number of shares outstanding used in diluted earnings per share computations	126.8	130.3

Other Data:
Capital additions and other investing activities	$54.9	$38.9
Depreciation and amortization expense	42.4	42.6

FMC CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO FMC STOCKHOLDERS (GAAP) TO ADJUSTED AFTER-TAX EARNINGS FROM CONTINUING OPERATIONS, ATTRIBUTABLE TO FMC STOCKHOLDERS (NON-GAAP)
(Unaudited, in millions, except per share amounts)

	Three Months Ended March 31,
	2022	2021
Net income (loss) attributable to FMC stockholders (GAAP)	$207.4	$182.6
Corporate special charges (income):
Restructuring and other charges (income) (a)	9.1	3.2
Non-operating pension and postretirement charges (income) (b)	4.3	4.8
Transaction-related charges (c)	—	0.4
Income tax expense (benefit) on Corporate special charges (income) (d)	(0.9)	(1.6)
Discontinued operations attributable to FMC stockholders, net of income taxes	15.2	8.1
Tax adjustment (f)	3.6	2.5
Adjusted after-tax earnings from continuing operations attributable to FMC stockholders (Non-GAAP) (1)	$238.7	$200.0

Diluted earnings per common share (GAAP)	$1.64	$1.40
Corporate special charges (income) per diluted share, before tax:
Restructuring and other charges (income)	0.07	0.02
Non-operating pension and postretirement charges (income)	0.03	0.04
Income tax expense (benefit) on Corporate special charges (income), per diluted share	(0.01)	(0.01)
Discontinued operations attributable to FMC stockholders, net of income taxes per diluted share (e)	0.12	0.06
Tax adjustments per diluted share	0.03	0.02
Diluted adjusted after-tax earnings from continuing operations per share, attributable to FMC stockholders (Non-GAAP)	$1.88	$1.53

Average number of shares outstanding used in diluted adjusted after-tax earnings from continuing operations per share computations	126.8	130.3
____________________
(1)    The Company believes that the Non-GAAP financial measure “Adjusted after-tax earnings from continuing operations attributable to FMC stockholders” and its presentation on a per share basis provides useful information about the Company’s operating results to management, investors, and securities analysts. Adjusted earnings excludes the effects of corporate special charges, tax-related adjustments and the results of our discontinued operations. The Company also believes that excluding the effects of these items from operating results allows management and investors to compare more easily the financial performance of its underlying business from period to period.
(a)    Three Months Ended March 31, 2022:
Restructuring and other charges (income) is primarily comprised of $8.4 million fixed asset and other charges resulting from the closure of certain manufacturing sites during the period. Restructuring and other charges (income) also includes income relating to environmental sites of $3.3 million, as well as severance, restructuring, and other charges of $2.8 million from various restructuring programs and other miscellaneous charges of $1.2 million.
Three Months Ended March 31, 2021:
Restructuring and other charges (income) is comprised of charges associated with certain in-flight restructuring programs from the integration of the DuPont Crop Protection Business, including severance, accelerated depreciation on certain fixed assets, and other costs of $3.3 million. These charges are also comprised of severance and restructuring charges of $3.0 million from other restructuring programs. The remaining restructuring and other charges (income) includes income relating to environmental sites of $4.1 million and other charges of $1.0 million
(b)    Our non-operating pension and postretirement charges (income) are defined as those costs (benefits) related to interest, expected return on plan assets, amortized actuarial gains and losses and the impacts of any plan curtailments or settlements. These are excluded from our Adjusted Earnings and are primarily related to changes in pension plan assets and liabilities which are tied to financial market performance and we consider these costs to be outside our operational performance. We continue to include the service cost and amortization of prior service cost in our Adjusted Earnings results noted above. These elements reflect the current year operating costs to our businesses for the employment benefits provided to active employees.
(c)    Charges related to legal and professional fees associated with acquisition activities.
(d)    The income tax expense (benefit) on Corporate special charges (income) is determined using the applicable rates in the taxing jurisdictions in which the corporate special charge or income occurred and includes both current and deferred income tax expense (benefit) based on the nature of the non-GAAP performance measure.
(e)     Discontinued operations includes provisions, net of recoveries, for environmental liabilities and legal reserves and expenses related to previously discontinued operations and retained liabilities.
(f)     We exclude the GAAP tax provision, including discrete items, from the Non-GAAP measure of income, and include a Non-GAAP tax provision based upon the projected annual Non-GAAP effective tax rate. The GAAP tax provision includes certain discrete tax items including, but are not limited to: income tax expenses or benefits that are not related to continuing operating results in the current year; tax adjustments associated with fluctuations in foreign currency remeasurement of certain foreign operations; certain changes in estimates of tax matters related to prior fiscal years; certain changes in the realizability of deferred tax assets and related interim accounting impacts; and changes in tax law. Management believes excluding these discrete tax items assists investors and securities analysts in understanding the tax provision and the effective tax rate related to continuing operating results thereby providing investors with useful supplemental information about FMC's operational performance.

	Three Months Ended March 31,
(in Millions)	2022	2021
Non-GAAP tax adjustments
Revisions to valuation allowances of historical deferred tax assets	$—	$0.1
Foreign currency remeasurement and other discrete items	3.6	2.4
Total Non-GAAP tax adjustments	$3.6	$2.5

RECONCILIATION OF NET INCOME (LOSS) (GAAP) TO ADJUSTED EARNINGS FROM CONTINUING OPERATIONS, BEFORE INTEREST, INCOME TAXES, DEPRECIATION AND AMORTIZATION, AND NONCONTROLLING INTERESTS (NON-GAAP)
(Unaudited, in millions)

	Three Months Ended March 31,
	2022	2021
Net income (loss) (GAAP)	$211.6	$183.2
Restructuring and other charges (income)	9.1	3.2
Non-operating pension and postretirement charges (income)	4.3	4.8
Transaction-related charges	—	0.4
Discontinued operations, net of income taxes	15.2	8.1
Interest expense, net	29.9	32.4
Depreciation and amortization	42.4	42.6
Provision (benefit) for income taxes	42.3	32.2
Adjusted earnings from continuing operations, before interest, income taxes, depreciation and amortization, and noncontrolling interests (Non-GAAP) (1)	$354.8	$306.9
___________________
(1)     Referred to as Adjusted EBITDA. Defined as operating profit excluding corporate special charges (income) and depreciation and amortization expense.

RECONCILIATION OF CASH PROVIDED (REQUIRED) BY OPERATING ACTIVITIES OF CONTINUING OPERATIONS (GAAP) TO FREE CASH FLOW (NON-GAAP)
(Unaudited, in millions)

	Three Months Ended March 31,
	2022	2021
Cash provided (required) by operating activities of continuing operations (GAAP)	$(597.8)	$(294.1)
Transaction and integration costs	0.5	4.5
Adjusted cash from operations(1)	$(597.3)	$(289.6)

Capital expenditures	(50.3)	(25.0)
Other investing activities	(4.6)	(13.9)
Capital additions and other investing activities	$(54.9)	$(38.9)

Cash provided (required) by operating activities of discontinued operations	(11.0)	(8.9)
Transaction and integration costs	(0.5)	(4.5)
Investment in Enterprise Resource Planning system	—	(12.2)
Legacy and transformation	$(11.5)	$(25.6)

Free cash flow (Non-GAAP)(2)	$(663.7)	$(354.1)
___________________
(1)     Adjusted cash from operations is defined as cash provided (required) by operating activities of continuing operations excluding the effects of transaction-related cash flows.
(2)    Free cash flow is defined as Adjusted cash from operations reduced by spending for capital additions and other investing activities as well as legacy and transformation spending. We believe that this Non-GAAP financial measure provides a useful basis for investors and securities analysts about the cash generated by routine business operations, including capital expenditures, in addition to assessing our ability to repay debt, fund acquisitions and return capital to shareholders through share repurchases and dividends. Our use of free cash flow has limitations as an analytical tool and should not be considered in isolation or as a substitute for an analysis of our results under U.S. GAAP.

RECONCILIATION OF REVENUE CHANGE (GAAP) TO
ORGANIC REVENUE CHANGE (NON-GAAP) (1)
(Unaudited)

Three Months Ended March 31, 2022 vs. 2021
Total Revenue Change (GAAP)	13%
Less: Foreign Currency Impact	(3)%
Organic Revenue Change (Non-GAAP)	16%

___________________
(1)    We believe organic revenue growth (non-GAAP) provides management and investors with useful supplemental information regarding our on going revenue performance and trends by presenting revenue growth excluding the impact of fluctuations in foreign exchange rates.

FMC CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in millions)

	March 31, 2022	December 31, 2021
Cash and cash equivalents	$365.1	$516.8
Trade receivables, net of allowance of $39.6 in 2022 and $37.4 in 2021	2,868.6	2,583.7
Inventories	1,590.7	1,405.7
Prepaid and other current assets	474.0	431.4
Total current assets	$5,298.4	$4,937.6

Property, plant and equipment, net	804.1	817.0
Goodwill	1,463.1	1,463.3
Other intangibles, net	2,491.5	2,521.9
Deferred income taxes	223.4	218.5
Other long-term assets	624.3	623.0
Total assets	$10,904.8	$10,581.3

Short-term debt and current portion of long-term debt	$1,040.4	$440.8
Accounts payable, trade and other	1,057.4	1,135.0
Advanced payments from customers	40.0	630.7
Accrued and other liabilities	678.8	631.2
Accrued customer rebates	653.3	406.7
Guarantees of vendor financing	261.1	206.2
Accrued pensions and other postretirement benefits, current	4.3	4.3
Income taxes	94.0	65.4
Total current liabilities	$3,829.3	$3,520.3

Long-term debt, less current portion	$2,732.4	$2,731.7
Long-term liabilities	1,260.9	1,277.4
Equity	3,082.2	3,051.9
Total liabilities and equity	$10,904.8	$10,581.3

FMC CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in millions)

	Three Months Ended March 31,
	2022	2021
Cash provided (required) by operating activities of continuing operations	$(597.8)	$(294.1)

Cash provided (required) by operating activities of discontinued operations	(11.0)	(8.9)

Cash provided (required) by investing activities of continuing operations	(55.9)	(51.1)

Cash provided (required) by investing activities of discontinued operations	—	—

Cash provided (required) by financing activities of continuing operations	515.5	204.7

Effect of exchange rate changes on cash	(2.5)	(2.8)
Increase (decrease) in cash and cash equivalents	$(151.7)	$(152.2)

Cash and cash equivalents, beginning of period	$516.8	$568.9

Cash and cash equivalents, end of period	$365.1	$416.7